Exhibit 99.1

FOR IMMEDIATE RELEASE: JULY 29, 2019

LEGGETT & PLATT REPORTS 2Q RESULTS

Carthage, MO, July 29, 2019 —

•	2Q sales grew 10%, to $1.21 billion

•	2Q EPS was $.64, an increase of $.01 vs 2Q18

•	2Q cash flow from operations was a strong $172 million

•	2019 guidance lowered: sales of $4.7-$4.85 billion; EPS of $2.30-$2.50; adjusted EPS of $2.40-$2.60

Diversified manufacturer Leggett & Platt reported second quarter 2019 sales of $1.21 billion, a 10% increase versus second quarter last year.

•	Acquisitions added 16% to sales growth (ECS and other smaller acquisitions)

•	Organic sales were down 6%:

•	Volume down 6%, 3% from exited business

•	Currency impact -2%

•	Raw material-related selling price increases +2%

Second quarter EBIT was $136 million, up $15 million or 12% from second quarter last year.

•	EBIT included $12 million of amortization expense from the ECS acquisition

•	EBIT margin was 11.2%, up from 11.0% in the second quarter of 2018

Second quarter EPS was $.64, an increase of $.01 versus 2018. The increase reflects higher EBIT mostly offset by higher interest expense ($.05/share) and a higher tax rate ($.03/share).

Restructuring:

•	There were no significant restructuring-related charges in the second quarter

•	Full year restructuring-related charges are expected to be approximately $17 million ($.10/share)

•	$6 million cash and $11 million non-cash

CEO Comments

President and CEO Karl G. Glassman commented, “Sales grew 10% in the second quarter, primarily from the ECS acquisition. Sales also increased from continued market share and content gains in U.S. Spring, which was up 4% in the quarter, but this improvement was more than offset by lower volume from business exited in our Furniture Products segment, weak trade demand in the Industrial Products segment, and softer demand in Automotive.

“Second quarter EBIT increased a notable $15 million over second quarter last year, primarily from lower raw material costs (including LIFO benefit), and the ECS acquisition. However, these increases were partially offset by lower volume in several businesses and other smaller items.

“For the full year, sales growth will benefit significantly from the ECS acquisition. In addition, we continue to expect sales growth in Automotive, U.S. Spring, Aerospace, Hydraulic Cylinders, and Work Furniture, more than offset by the exit of both Fashion Bed and lower margin business in Home Furniture. We anticipate improved EBIT from higher sales and decreasing steel costs (including LIFO benefit).

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“Demand for our Bedding products remains strong and will benefit from the preliminary dumping duties on Chinese mattresses that were recently imposed by the Department of Commerce. These rates range from 69% to 1,732% and should allow domestic mattress producers to compete on a more level playing field. We anticipate a final determination in the matter by the end of the year.

“We are pleased with the progress of the restructuring activity we initiated in the fourth quarter of 2018 in our Home Furniture and Fashion Bed businesses. The most significant elements of both plans are behind us and we expect to be substantially complete by the end of the third quarter.”

Debt and Cash Flow

•	Debt was 3.45x trailing 12-month pro forma adjusted[1] EBITDA; we expect to be at our target level of debt to trailing 12-months adjusted EBITDA of approximately 2.5x by end of 2020

•	At the end of the second quarter, $866 million was available under the commercial paper program

•	Operating cash flow was $172 million in the second quarter, an increase of $92 million versus second quarter last year

Dividends

•	Leggett & Platt’s Board of Directors declared a $.40 second quarter dividend, two cents higher than last year

Stock Repurchases

•	Consistent with our commitment to delever, we repurchased a de minimis number of shares surrendered for employee benefit plans

•	Issued .2 million shares through employee benefit plans and option exercises

•	Shares outstanding at the end of the second quarter were 131.4 million

2019 Guidance

•	Full year 2019 sales and EPS guidance lowered

•	Sales are expected to be $4.7-$4.85 billion, an increase of 10-14% versus 2018

•	Organic sales are expected to decline -1% to -5%, including -3% from exited business

•	Acquisitions should add 15% to sales; including approximately $600 million from ECS (commencing from the January 16th acquisition date)

•	EPS is expected to be $2.30-$2.50, including approximately $.10 per share of restructuring-related costs

•	Versus 2018, EPS reflects decreasing steel costs (including LIFO benefit), partially offset by lower organic sales and a higher tax rate

•	Adjusted EPS is expected to be $2.40-$2.60

•	ECS is expected to be neutral to EPS in 2019

•	Based on this guidance range, EBIT margin should be 10.7-11.1%; adjusted EBIT margin should be11.1-11.4%

•	Operating cash flow should approximate $550 million

•	Prior Guidance:

•	Sales: $4.95-$5.1 billion

•	EPS: $2.35-$2.55; adjusted EPS: $2.45-$2.65

[1]	Please refer to attached tables for non-GAAP reconciliations.

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LIFO

•	In the second quarter of 2019, lower steel costs resulted in a LIFO benefit of $10.4 million (pretax)

•	In the second quarter of 2018, increasing steel costs resulted in LIFO expense of $12.8 million (pretax)

SEGMENT RESULTS – Second Quarter 2019 (versus 2Q 2018)

Residential Products –

•	Total sales grew 38%; acquisitions added 39%

•	Organic sales decreased 1%

•	Volume was down 2%, with continued market share and content gains in U.S. Spring offset by declines in other businesses

•	Raw material-related price increases, net of currency impact, added 1% to sales

•	EBIT increased $4 million, with earnings from the ECS acquisition (after $12 million of amortization expense) partially offset by lower volume

Industrial Products –

•	Total sales decreased 9%, with lower steel rod and wire volume (-17%) partially offset by raw material-related selling price increases implemented in 2018 (8%)

•	EBIT increased $16 million, primarily from lower steel costs (including LIFO benefit)

Furniture Products –

•	Total sales were down 11%

•	Volume decreased 11%, from our decision to exit Fashion Bed and planned declines in Home Furniture

•	Raw material-related selling price increases were offset by a negative currency impact

•	EBIT increased $5 million, primarily from improved pricing combined with lower raw material costs (including LIFO benefit) and lower fixed costs attributable to restructuring activity

Specialized Products –

•	Total sales decreased 3%

•	Currency impact, net of raw material-related price increases in Hydraulic Cylinders, decreased sales 3%

•	Volume was flat, with growth in Aerospace offset by softer demand in the automotive market

•	EBIT decreased $10 million, primarily from lower volume in Automotive, negative currency impact, and new program ramp up costs in Aerospace

Slides and Conference Call

A set of slides containing summary financial information is available from the Investor Relations section of Leggett’s website at www.leggett.com. Management will host a conference call at 7:30 a.m. Central (8:30 a.m. Eastern) on Tuesday, July 30. The webcast can be accessed from Leggett’s website. The dial-in number is (201) 689-8341; there is no passcode.

Third quarter results will be released after the market closes on Monday, October 28, with a conference call the next morning.

FOR MORE INFORMATION: Visit Leggett’s website at www.leggett.com.

COMPANY DESCRIPTION: At Leggett & Platt (NYSE: LEG), we create innovative products that enhance people’s lives, generate exceptional returns for our shareholders, and provide sought-after jobs in communities around the world. L&P is a 136-year-old diversified manufacturer that designs and produces engineered products found in most homes and automobiles. The Company is comprised of 15 business units, 23,000 employee-partners, and 145 manufacturing facilities located in 18 countries.

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Leggett & Platt is the leading U.S.-based manufacturer of: a) bedding components; b) automotive seat support and lumbar systems; c) specialty bedding foams and private-label finished mattresses; d) components for home furniture and work furniture; e) flooring underlayment; f) adjustable beds; g) high-carbon drawn steel wire; and h) bedding industry machinery.

FORWARD-LOOKING STATEMENTS: This press release contains “forward-looking statements,” including, but not limited to, the 2019 sales and annualized sales of ECS; the acceleration of our Bedding businesses’ sales; our ability to deleverage to a target level ratio of debt to trailing 12-months EBITDA of approximately 2.5 by year-end 2020; the Company’s 2019 EPS, adjusted EPS, sales, sales growth, EBIT margin, adjusted EBIT margin, cash from operations, the amount of cash repatriated from offshore accounts, capital expenditures, dividends, dividend payout ratio, depreciation and amortization, net interest expense, tax rate and the amount of fully diluted shares; our ability to increase the dividend; and the amount and timing of 2019 restructuring-related charges related to the Fashion Bed and Home Furniture businesses (Restructuring Plan). Such forward-looking statements are expressly qualified by the cautionary statements described in this provision and reflect only the beliefs of Leggett or its management at the time the statement is made. Because all forward-looking statements deal with the future, they are subject to risks, uncertainties and developments which might cause actual events or results to differ materially from those envisioned or reflected in any forward-looking statement. Moreover, we do not have, and do not undertake, any duty to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement was made. Some of these risks and uncertainties include: (i) uncertainty of the expected financial performance of ECS following the acquisition; (ii) failure to realize the anticipated benefits of the ECS acquisition, including as a result of delay in integrating the businesses of ECS; (iii) difficulties and delays in achieving revenue synergies of ECS; (iv) inability to retain and hire key personnel and maintain relationships with customers and suppliers of ECS; (v) the Company’s and ECS’s ability to achieve their respective operating targets; (vi) increases or decreases in our capital needs, which may vary depending on a variety of factors, including, without limitation, any other acquisition or divestiture activity and our working capital needs; (vii) market conditions; (viii) alternative capital market opportunities, including, without limitation, the relative attractiveness of longer-term debt financing or equity financing; (ix) the impact of the Tax Cuts and Jobs Act, price and product competition from foreign and domestic competitors, changes in demand for the Company’s products, cost and availability of raw materials and labor, fuel and energy costs, general economic conditions, possible goodwill or other asset impairment, foreign currency fluctuation, litigation risks; (x) the preliminary nature of the estimates related to the Restructuring Plan, and the possibility that all or some of the estimates may change as the Company’s analysis develops, additional information is obtained, and the Company’s efforts to downsize or consolidate any business progresses; (xi) our ability to timely implement the Restructuring Plan in a manner that will positively impact our financial condition and results of operations; (xii) the impact of the Restructuring Plan on the Company’s relationships with its employees, major customers and vendors; and (xiii) other risk factors detailed from time to time in Leggett’s reports filed with the SEC.

CONTACT: Investor Relations, (417) 358-8131 or invest@leggett.com

Susan R. McCoy, Senior Vice President, Investor Relations

Wendy M. Watson, Director, Investor Relations

Cassie J. Branscum, Manager, Investor Relations

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LEGGETT & PLATT	Page 5 of 7	July 29, 2019

RESULTS OF OPERATIONS	SECOND QUARTER			YEAR TO DATE
(In millions, except per share data)	2019	2018	Change	2019	2018	Change
Net sales	$1,213.2	$1,102.5	10%	$2,368.3	$2,131.3	11%
Cost of goods sold	943.5	871.5		1,865.6	1,682.9

Gross profit	269.7	231.0	17%	502.7	448.4	12%
Selling & administrative expenses	118.3	107.8	10%	236.9	212.5	11%
Amortization	16.9	5.1		31.0	10.1
Other expense (income), net	(1.5)	(3.0)		0.6	(2.7)

Earnings before interest and taxes	136.0	121.1	12%	234.2	228.5	2%
Net interest expense	21.9	13.6		41.9	25.6

Earnings before income taxes	114.1	107.5		192.3	202.9
Income taxes	27.8	22.4		44.9	39.9

Net earnings	86.3	85.1		147.4	163.0
Less net income from non-controlling interest	(0.1)	(0.1)		—	(0.1)

Net earnings attributable to L&P	$86.2	$85.0	1%	$147.4	$162.9	(10%)

Earnings per diluted share
Net earnings per diluted share	$0.64	$0.63	2%	$1.09	$1.20	(9%)
Shares outstanding
Common stock (at end of period)	131.4	130.1	1.0%	131.4	130.1
Basic (average for period)	134.7	134.1		134.5	134.7
Diluted (average for period)	135.2	135.0	0.1%	135.1	135.7

CASH FLOW	SECOND QUARTER			YEAR TO DATE
(In millions)	2019	2018	Change	2019	2018	Change
Net earnings	$86.3	$85.1		$147.4	$163.0
Depreciation and amortization	50.0	33.8		96.3	67.2
Working capital decrease (increase)	17.0	(55.5)		(75.8)	(133.4)
Impairments	1.4	0.0		4.3	0.2
Other operating activity	17.6	17.1		31.5	27.6

Net Cash from Operating Activity	$172.3	$80.5	114%	$203.7	$124.6	63%
Additions to PP&E	(38.7)	(40.9)		(70.5)	(81.2)	(13%)
Purchase of companies, net of cash	—	(4.4)		(1,244.3)	(90.2)
Proceeds from business and asset sales	1.8	0.3		2.0	1.9
Dividends paid	(49.8)	(47.3)		(99.4)	(94.8)
Repurchase of common stock, net	(0.3)	(52.4)		(2.3)	(107.3)
Additions (payments) to debt, net	(48.4)	46.2		1,240.9	190.0
Other	(10.5)	(30.2)		(8.5)	(22.7)

Increase (Decr.) in Cash & Equiv.	$26.4	$(48.2)		$21.6	$(79.7)

FINANCIAL POSITION	30-Jun
(In millions)	2019	2018	Change
Cash and equivalents	$289.7	$446.4
Receivables	700.3	649.8
Inventories	656.7	634.2
Other current assets	56.3	52.4

Total current assets	1,703.0	1,782.8	(4%)
Net fixed assets	817.9	709.3
Operating lease right-of-use assets	169.8	—
Goodwill and other assets	2,311.3	1,151.9

TOTAL ASSETS	$5,002.0	$3,644.0	37%

Trade accounts payable	$452.9	$450.6
Current debt maturities	51.3	153.7
Current operating lease liabilities	38.5	—
Other current liabilities	357.6	332.6

Total current liabilities	900.3	936.9	(4%)
Long-term debt	2,363.5	1,298.0	82%
Operating lease liabilities	131.4	—
Deferred taxes and other liabilities	368.0	280.5
Equity	1,238.8	1,128.6	10%

Total Capitalization	4,101.7	2,707.1	52%

TOTAL LIABILITIES & EQUITY	$5,002.0	$3,644.0	37%

LEGGETT & PLATT	Page 6 of 7	July 29, 2019

SEGMENT RESULTS [1]	SECOND QUARTER				YEAR TO DATE
(In millions)	2019	2018	Change		2019	2018	Change
Residential Products
External Sales	$606.7	$438.8	38.3%		$1,143.1	$836.9	36.6%
Total Sales (External + Inter-segment)	610.3	443.5	37.6%		1,149.5	846.2	35.8%
EBIT	44.4	40.0	11%		76.3	75.0	2%
EBIT Margin	7.3%	9.0%	(170	) bps[2]	6.6%	8.9%	(230	) bps[2]
Restructuring-related charges	—	—			0.1	—
ECS transaction costs	—	—			0.9	—

Adjusted EBIT	44.4	40.0	11%		77.3	75.0	3%
Adjusted EBIT Margin	7.3%	9.0%	(170	) bps	6.7%	8.9%	(220	) bps
Depreciation and amortization	26.0	11.7			49.2	23.0

Adjusted EBITDA	70.4	51.7	36%		126.5	98.0	29%
Adjusted EBITDA Margin	11.5%	11.7%	(20	) bps	11.0%	11.6%	(60	) bps
Industrial Products
External Sales	$80.4	$96.4	(16.6%)		$169.5	$178.4	(5.0%)
Total Sales (External + Inter-segment)	156.0	170.5	(8.5%)		324.0	322.9	0.3%
EBIT	29.2	13.4	118%		53.3	22.4	138%
EBIT Margin	18.7%	7.9%	1080 bps		16.5%	6.9%	960 bps
Depreciation and amortization	2.8	2.5			5.4	5.1

EBITDA	32.0	15.9	101%		58.7	27.5	113%
EBITDA Margin	20.5%	9.3%	1120 bps		18.1%	8.5%	960 bps
Furniture Products
External Sales	$259.1	$291.4	(11.1%)		$525.8	$572.7	(8.2%)
Total Sales (External + Inter-segment)	261.3	295.0	(11.4%)		531.0	579.2	(8.3%)
EBIT	20.9	16.3	28%		27.3	34.3	(20%)
EBIT Margin	8.0%	5.5%	250 bps		5.1%	5.9%	(80	) bps
Restructuring-related charges	—	—			6.2	—

Adjusted EBIT	20.9	16.3	28%		33.5	34.3	(2%)
Adjusted EBIT Margin	8.0%	5.5%	250 bps		6.3%	5.9%	40 bps
Depreciation and amortization	4.0	4.4			8.0	8.7

Adjusted EBITDA	24.9	20.7	20%		41.5	43.0	(3%)
Adjusted EBITDA Margin	9.5%	7.0%	250 bps		7.8%	7.4%	40 bps
Specialized Products
External Sales	$267.0	$275.9	(3.2%)		$529.9	$543.3	(2.5%)
Total Sales (External + Inter-segment)	267.7	276.5	(3.2%)		531.5	544.6	(2.4%)
EBIT	41.5	51.9	(20%)		77.2	98.0	(21%)
EBIT Margin	15.5%	18.8%	(330	) bps	14.5%	18.0%	(350	) bps
Depreciation and amortization	10.4	9.8			20.6	18.9

EBITDA	51.9	61.7	(16%)		97.8	116.9	(16%)
EBITDA Margin	19.4%	22.3%	(290	) bps	18.4%	21.5%	(310	) bps
Total Company
External Sales	$1,213.2	$1,102.5	10.0%		$2,368.3	$2,131.3	11.1%
EBIT—segments	136.0	121.6	12%		234.1	229.7	2%
Intersegment eliminations and other	—	(0.5)			0.1	(1.2)

EBIT	136.0	121.1	12%		234.2	228.5	2%
EBIT Margin	11.2%	11.0%	20 bps		9.9%	10.7%	(80	) bps
Restructuring-related charges [3]	—	—			6.3	—
ECS transaction costs [3]	—	—			0.9	—

Adjusted EBIT [3]	136.0	121.1	12%		241.4	228.5	6%
Adjusted EBIT Margin	11.2%	11.0%	20 bps		10.2%	10.7%	(50	) bps
Depreciation and amortization—segments	43.2	28.4			83.2	55.7
Depreciation and amortization—unallocated [4]	6.8	5.4			13.1	11.4

Adjusted EBITDA [3]	186.0	154.9	20%		337.7	295.6	14%
Adjusted EBITDA Margin	15.3%	14.0%	130 bps		14.3%	13.9%	40 bps

LAST SIX QUARTERS	2018					2019
Selected Figures	1Q	2Q	3Q		4Q	1Q	2Q
Net Sales ($ million)	1,029	1,102	1,092		1,047	1,155	1,213
Sales Growth (vs. prior year)	7%	11%	8%		6%	12%	10%
Volume Growth (same locations vs. prior year)	1%	6%	3%		—%	(3%)	(6%)
Adjusted EBIT [3]	107	121	124		120	105	136
Cash from Operations ($ million)	44	81	127		189	31	172
Adjusted EBITDA (trailing twelve months) [3]	588	589	598		609	620	651
(Long-term debt + current maturities) / Adj. EBITDA [3,5]	2.4	2.5	2.3		1.9	4.0	3.7

Organic Sales (vs. prior year)	1Q	2Q	3Q		4Q	1Q	2Q
Residential Products	1%	7%	3%		5%	3%	(1%)
Industrial Products	13%	23%	28%		22%	10%	(9%)
Furniture Products	3%	9%	4%		(1%)	(5%)	(11%)
Specialized Products	11%	11%	3%		—%	(5%)	(3%)
Overall	6%	10%	6%		3%	(1%)	(6%)

[1]	Segment margins calculated on Total Sales. Overall company margin calculated on External Sales.
[2]	bps = basis points; a unit of measure equal to 1/100th of 1%.
[3]	Refer to next page for non-GAAP reconciliations.
[4]	Consists primarily of depreciation of non-operating assets and amortization of debt issuance costs.
[5]	EBITDA based on trailing twelve months.

LEGGETT & PLATT	Page 7 of 7	July 29, 2019

RECONCILIATION OF REPORTED (GAAP) TO ADJUSTED (Non-GAAP) FINANCIAL MEASURES 11

	2018				2019
Non-GAAP adjustments [6]	1Q	2Q	3Q	4Q	1Q	2Q
Restructuring-related charges	—	—	—	16.3	6.3	—
Note impairment	—	—	—	15.9	—	—
ECS transaction costs	—	—	—	6.9	0.9	—

Non-GAAP adjustments (pretax) [7]	—	—	—	39.1	7.2	—
Income tax impact	—	—	—	(7.5)	(1.8)	—
Tax Cuts and Jobs Act impact	—	—	(1.8)	—	—	—

Non-GAAP adjustments (after tax)	—	—	(1.8)	31.6	5.4	—

Diluted shares outstanding	136.3	135.0	134.7	134.7	135.0	135.2
EPS impact of non-GAAP adjustments	—	—	(0.01)	0.23	0.04	—

	2018				2019
Adjusted EBIT, EBITDA, Margin, and EPS [6]	1Q	2Q	3Q	4Q	1Q	2Q
Net sales	1,029	1,102	1,092	1,047	1,155	1,213
EBIT (earnings before interest and taxes)	107.4	121.1	124.4	84.0	98.2	136.0
Non-GAAP adjustments (pretax and excluding interest) [8]	—	—	—	36.0	7.2	—

Adjusted EBIT ($ millions)	107.4	121.1	124.4	120.0	105.4	136.0

EBIT margin	10.4%	11.0%	11.4%	8.0%	8.5%	11.2%
Adjusted EBIT margin	10.4%	11.0%	11.4%	11.5%	9.1%	11.2%

EBIT	107.4	121.1	124.4	84.0	98.2	136.0
Depreciation and Amortization	33.4	33.8	33.8	35.1	46.3	50.0

EBITDA	140.8	154.9	158.2	119.1	144.5	186.0
Non-GAAP adjustments (pretax and excluding interest) [8]	—	—	—	36.0	7.2	—

Adjusted EBITDA ($ millions)	140.8	154.9	158.2	155.1	151.7	186.0

EBITDA margin	13.7%	14.1%	14.5%	11.4%	12.5%	15.3%
Adjusted EBITDA margin	13.7%	14.1%	14.5%	14.8%	13.1%	15.3%

Diluted EPS	0.57	0.63	0.67	0.39	0.45	0.64
EPS impact of non-GAAP adjustments	—	—	(0.01)	0.23	0.04	—

Adjusted EPS ($)	0.57	0.63	0.66	0.62	0.49	0.64

	2018				2019
Total Debt to Adjusted EBITDA [9]	1Q	2Q	3Q	4Q	1Q	2Q
Total Debt	1,393	1,452	1,357	1,169	2,461	2,415
Adjusted EBITDA, trailing 12 months	588	589	598	609	620	651

Total Debt / Leggett Reported 12-month Adjusted EBITDA	2.4	2.5	2.3	1.9	4.0	3.7
Total Debt / Leggett and ECS 12-month Pro Forma Adjusted EBITDA [10]					3.56	3.45

[6]	Management and investors use these measures as supplemental information to assess operational performance.
[7]

The non-GAAP adjustments affected various line items on the income statement. Details by quarter: 4Q 2018: $4.4 million COGS, $19.6 million SG&A, $11.9 million other expense, $3.2 million interest expense. 1Q 2019: $2.4 million COGS, $0.9 million SG&A, $3.9 million other expense.

[8]	4Q 2018 excludes $3.2 million of financing-related charges recognized in interest expense.
[9]	Management and investors use this ratio as supplemental information to assess ability to pay off debt. These ratios are calculated differently than the Company’s credit facility covenant ratio.
[10]

The Leggett and ECS pro forma adjusted EBITDA for the 12 months ended March 31, 2019 and June 30, 2019 is presented in the table below. Because the increase in total debt from December 31, 2018 to June 30, 2019 was directly attributable to the ECS acquisition, we believe it is more meaningful to investors to include ECS’s pre-acquisition adjusted EBITDA for the trailing 12 months ended March 31, 2019 and June 30, 2019 in the total debt / 12-month adjusted EBITDA calculation.

ECS pre-acquisition adjusted EBITDA from:	4/1/18 – 1/16/19	7/1/18 – 1/16/19
Net earnings	12	6
Interest expense	33	22
Taxes	6	4

EBIT	51	32
Depreciation and Amortization	14	10
Change in control bonus	7	7

Adjusted EBITDA	72	49

Leggett Adjusted EBITDA, trailing 12 months (including ECS from January 16, 2019)	620	651
ECS pre-acquisition adjusted EBITDA	72	49

Leggett and ECS Pro Forma Adjusted EBITDA, trailing 12 months	692	700

Total Debt / Leggett and ECS 12-month Pro Forma Adjusted EBITDA	3.56	3.45

[11]	Calculations impacted by rounding.